    As filed with the Securities And Exchange Commission on August 4, 1998.
                                                      Registration No. 333-53641
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                         GENERAL ROOFING SERVICES, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

                FLORIDA                                    1761                                  65-0836979
      (State or other jurisdiction             (Primary Standard Industrial                   (I.R.S. Employer
   of incorporation or organization)           Classification Code Number)                 Identification Number)

                            951 SOUTH ANDREWS AVENUE
                          POMPANO BEACH, FLORIDA 33069
                                 (954) 942-3550
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                GREGG E. WALLICK
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         GENERAL ROOFING SERVICES, INC.
                            951 SOUTH ANDREWS AVENUE
                          POMPANO BEACH, FLORIDA 33069
                                 (954) 942-3550
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

               ANDREW HULSH, ESQ.                              JEFFREY M. STEIN, ESQ.
                BAKER & MCKENZIE                                  KING & SPALDING
        1200 BRICKELL AVENUE, SUITE 1900                     191 PEACHTREE STREET, N.E.
              MIAMI, FLORIDA 33131                             ATLANTA, GEORGIA 30303
                 (305) 789-8900                                    (404) 572-4600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemized statement of certain estimated expenses incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Securities and Exchange Commission registration fee.........  $   20,355.00
NASD filing fee.............................................       7,400.00
Nasdaq National Market listing fee..........................      78,875.00
Blue Sky fees and expenses..................................       5,000.00
Printing and engraving expenses.............................     430,000.00
Legal fees and expenses.....................................     300,000.00
Accounting fees and expenses................................   2,100,000.00
Registrar and Transfer Agent's fees and expenses............       3,500.00
Miscellaneous...............................................     175,000.00
                                                              -------------
          Total.............................................  $3,120,130.00
                                                              =============

     All amounts except the Securities and Exchange Commission registration fee, the NASD filing fee and Nasdaq National Market listing fee are estimated.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company has authority under the Florida General Corporation Act to indemnify all directors and officers to the extent provided in such statute. The Company's Articles of Incorporation provide that the Company shall indemnify its directors to the fullest extent permitted by law either now or hereafter. The Company has also entered into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

     At present, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:

EXHIBIT
NUMBER                                 EXHIBITS
-------                                --------
 1.1    --   Underwriting Agreement among the Registrant, The
             Robinson-Humphrey Company, LLC, BancAmerica Robertson
             Stephens and Raymond James & Associates, Inc.**
 2.1    --   Stock Purchase Agreement dated May 12, 1998, by and among
             the Registrant, Harrington-Scanlon Roofing Company, Inc., a
             Kansas corporation, and its stockholders**
 2.2    --   Stock Purchase Agreement dated May 8, 1998, by and among the
             Registrant, Register Contracting Company, Inc., a Florida
             corporation, Register & Childers Roof Repairs, Inc., a
             Florida corporation, and their stockholders**
 2.3    --   Stock Purchase Agreement dated May 13, 1998, by and among
             the Registrant, S & B Roofing Services, Inc., a Michigan
             corporation and its stockholders**

EXHIBIT
NUMBER                                 EXHIBITS
-------                                --------
 2.4    --   Stock Purchase Agreement dated May 13, 1998, by and among
             the Registrant, Anthony Roofing, Ltd., an Illinois
             corporation, and its stockholders**
 2.5    --   Stock Purchase Agreement dated May 12, 1998, by and among
             the Registrant, Specialty Associates, Inc., a Wisconsin
             corporation, SAI Wholesale Distributors, Inc., a Wisconsin corporation, and their stockholders**
 2.6    --   Stock Purchase Agreement dated May 13, 1998, by and among
             the Registrant, Cyclone Roofing Company, a North Carolina
             corporation, and its sole stockholder**
 2.7    --   Stock Purchase Agreement dated May 19, 1998, by and among
             the Registrant, Five-K Industries, Inc., a Georgia
             corporation, and its sole stockholder**
 2.8    --   Stock Purchase Agreement dated May 20, 1998, by and among
             the Registrant, Advanced Roofing, Inc., a Florida
             corporation, and its stockholders**
 2.9    --   Stock Purchase Agreement dated May 12, 1998, by and among
             the Registrant, Blackmore and Buckner Roofing, Inc., an
             Indiana corporation, and its stockholders**
 2.10   --   Stock Purchase Agreement dated May 13, 1998, by and among
             the Registrant, Wright-Brown Roofing Company, a Michigan
             corporation, and its stockholders**
 2.11   --   Stock Purchase Agreement dated May 13, 1998, by and among
             the Registrant, C.E.I. West Roofing Company, Inc., a
             Colorado corporation, and its stockholders**
 2.12   --   Stock Purchase Agreement dated May 13, 1998, by and among
             the Registrant, C.E.I. Roofing, Inc., a Texas corporation, and its stockholders**
 2.13   --   Stock Purchase Agreement dated May 13, 1998, by and among
             the Registrant, C.E.I. Florida, Inc., a Florida corporation, and its stockholders**
 2.14   --   Stock Purchase Agreement dated as of May 25, 1998, by and
             among the Registrant, GRI of South Florida, Inc., a Florida corporation, and its shareholder, GRI of West Florida, Inc., a Florida corporation, and its shareholder, GRI of Orlando,
             Inc., a Florida corporation, and its shareholder, Dakota
             Leasing, Inc., a Florida corporation, and its shareholder, and General Roofing Acquisition Corp., a Florida
             corporation, and its shareholder**
 3.1    --   Articles of Incorporation of Registrant**
 3.2    --   Bylaws of Registrant**
 4.1    --   Specimen Certificate for the Common Stock**
 5.1    --   Opinion of Baker & McKenzie**
10.1    --   Employment Agreement dated as of February 16, 1998 between the Registrant and Gregg E. Wallick*
10.2    --   Employment Agreement dated as of February 16, 1998 between the Registrant and Eric B. Levine*
10.3    --   Employment Agreement dated as of February 16, 1998 between the Registrant and Dale E. Eby*
10.4    --   Employment Agreement dated as of February 16, 1998 between the Registrant and William A. Abberger III*
10.5    --   Indemnification Agreement dated May 26, 1998 between the
             Registrant and Gregg E. Wallick**
10.6    --   Indemnification Agreement dated May 26, 1998 between the
             Registrant and Eric B. Levine**
10.7    --   Indemnification Agreement dated May 26, 1998 between the
             Registrant and Dale E. Eby**
10.8    --   Indemnification Agreement dated May 26, 1998 between the
             Registrant and William A. Abberger III**
10.9    --   Indemnification Agreement dated May 26, 1998 between the
             Registrant and Angela Pettus**
10.10   --   Indemnification Agreement dated May 26, 1998 between the
             Registrant and Robert Brooker**
10.11   --   1998 Stock Option and Restricted Stock Purchase Plan adopted
             May 26, 1998**
10.12   --   Bank of America Commitment Letter**

EXHIBIT
NUMBER                                 EXHIBITS
-------                                --------
21.1    --   List of Subsidiaries of the Company**
23.1    --   Consent of Baker & McKenzie (included in Exhibit 5.1)**
23.2    --   Consents of Independent Auditors**
23.3    --   Consent of Scott & Stringfellow, Inc., independent
             appraisers**
24.1    --   Powers of Attorney (as set forth on the signature page of
             the Registration Statement)**
27.1    --   Financial Data Schedules (for SEC use only)**
99.1    --   Consent of Francis X. Maguire, Proposed Director of the
             Registrant**
99.2    --   Consent of Charles "Red" Scott, Proposed Director of the
             Registrant**
99.3    --   Consent of David C. Willis, Proposed Director of the
             Registrant**
99.4    --   Consent of Robert G. Shuler, Proposed Director of the
             Registrant**
99.5    --   Consent of John C. Cook, Proposed Director of the
             Registrant**
99.6    --   Consent of Joel A. Thompson, Proposed Director of the
             Registrant**
99.7    --   Consent of Thomas E. Brown, Jr., Proposed Director of the
             Registrant**
99.8    --   Consent of J. Patrick Millinor, Jr., Proposed Director of
             the Registrant**

---------------

 * Filed herewith.

** Previously Filed.

     (b) Financial Statement Schedules:

     None.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          (4) That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has caused this amendment to the Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pompano Beach, Florida, on the 4th day of August, 1998.

                                          GENERAL ROOFING SERVICES, INC.

                                          By:     /s/ GREGG E. WALLICK
                                            ------------------------------------
                                                      Gregg E. Wallick
                                               President and Chief Executive
                                                           Officer

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                /s/ GREGG E. WALLICK                   President, Chief Executive       August 4, 1998
-----------------------------------------------------    Officer, Chairman of the
                  Gregg E. Wallick                       Board
                                                         (Principal Executive
                                                         Officer)

                  /s/ DALE E. EBY*                     Chief Financial Officer          August 4, 1998
-----------------------------------------------------    Treasurer and Assistant
                     Dale E. Eby                         Secretary
                                                         (Principal Financial and
                                                         Accounting Officer)

                 /s/ ERIC B. LEVINE*                   Senior Vice President of         August 4, 1998
-----------------------------------------------------    Corporate Development
                   Eric B. Levine

            /s/ WILLIAM A. ABBERGER III*               Senior Vice President of         August 4, 1998
-----------------------------------------------------    Operations
               William A. Abberger III

              *By: /s/ GREGG E. WALLICK
  -------------------------------------------------
                  GREGG E. WALLICK
                  Attorney-in-fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                  EXHIBIT
-------                                 -------
   10.1   --  Employment Agreement dated as of February 16, 1998 between the Registrant and Gregg E. Wallick
   10.2   --  Employment Agreement dated as of February 16, 1998 between the Registrant and Eric B. Levine
   10.3   --  Employment Agreement dated as of February 16, 1998 between the Registrant and Dale E. Eby
   10.4   --  Employment Agreement dated as of February 16, 1998 between the Registrant and William A. Abberger III